                                                                EXHIBIT 4.2


                               WARRANT AGREEMENT


                                  By and Among

                                 DSI TOYS, INC.

                                      and

                          TUCKER ANTHONY INCORPORATED
                            SUTRO & CO. INCORPORATED


                            Dated as of May __, 1997

                               WARRANT AGREEMENT



          WARRANT AGREEMENT dated as of May __, 1997 by and among DSI TOYS, INC., a Texas corporation (the "Company"), and TUCKER ANTHONY INCORPORATED and SUTRO & CO. INCORPORATED (the "Underwriters").

          The Company proposes to issue to the Underwriters warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 250,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), subject to adjustment as provided in Section 8 hereof (such 250,000 shares, as adjusted, being hereinafter referred to as the "Shares"), each Warrant entitling the holder ("Holder") thereof to purchase one hundred shares of Common Stock. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain underwriting agreement, of even date herewith, by and between the Company and the Underwriters (the "Underwriting Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1.  Issuance of Warrants; Form of Warrant.  On the Closing Date the
              -------------------------------------
Company will issue, sell and deliver the Warrants to the Underwriters or their bona fide officers for an aggregate price of $2,500. The Warrants shall be issued to the Underwriters or such designees in the amounts set forth on
Schedule I attached hereto. The form of the Warrant and of the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President or any Vice President of the Company and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

          2.  Registration.  The Warrants shall be numbered and shall be
              ------------
registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the Company's actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Underwriters in such denominations as the Underwriters may request in writing to the Company; provided, however, that the Underwriters may designate in writing that all or a
--------  -------
portion of the Warrants be issued in varying amounts directly to their bona fide officers and not to the Underwriters. Such designation will only be made by the Underwriters if they determine that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.

          3.  Transfer of Warrants.  The Warrants will not be sold, transferred,
              --------------------
assigned or hypothecated, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement, and thereafter only to bona fide officers, directors, shareholders, employees or registered representatives of the Underwriters upon written request to the Company delivered in accordance with Section 12 and upon delivery of the Warrant Certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act of 1933, as amended (the "Act") or applicable state securities laws.

          4.   Term of Warrants; Exercise of Warrants.
               --------------------------------------

               (a)  Term of Warrants.  Each Warrant entitles the  registered
                    ----------------
     owner thereof to purchase one hundred Shares at a purchase price of $____ per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time from the first anniversary of the

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

     effective date of the Registration Statement until 5:00 p.m., New York City time, on ________ __, 2002 (the "Warrant Expiration Date").

               (b)  Exercise of Warrants.  The Exercise Price and  the number of
                    --------------------
     Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, and in addition to the right to surrender warrants without any cash payment as set forth in subsection (c) below, each Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three trading days following such surrender and payment, to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part in increments of 100 Shares and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

               (c)  Payment of Exercise Price.  Payment of the Exercise Price
                    -------------------------
     may be made in cash or by certified check or official bank check payable to the order of the Company. In addition and in lieu of any cash payment, the Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant in exchange for the number of Shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Shares less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, "Market Price" shall be the average last reported sale price of the Common Stock as calculated over the five (5) trading day period preceding the date on which the Election to Purchase is sent to the Company.

          5.  Payment of Taxes.  The Company will pay all documentary stamp
              ----------------
taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

          6.  Mutilated or Missing Warrants.  In case any of the Warrants shall
              -----------------------------
be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

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

          7.  Reservation of Shares, etc.  There have been reserved, and the
              --------------------------
Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Stock Transfer & Trust Company, transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. Upon request, the Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the Warrant Expiration Date.

          8.  Adjustments of Exercise Price and Number of Shares.  The Exercise
              --------------------------------------------------
Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

               (b) In case the Company shall issue rights, options or warrants to all holders of its shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or to purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

               (c) In case the Company shall distribute to all holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (d) For the purpose of any computation under paragraphs (b) and
     (c) of this Section 8, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for fifteen
     (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock, on the NASDAQ system or any comparable system, or if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

               (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share.

               (f) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

               (g) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

               (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as each would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

               (i) The Company may, at its option and in its sole discretion at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

               (j) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments.

               (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

               (l) In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall similarly apply to successive consolidations, mergers, sales or conveyances.

               (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

          9.  Fractional Interests.  The Company shall not be required to issue
              --------------------
fractions of Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per share of Common Stock (determined as provided in Section 8(d) of this Agreement) on the date of exercise.

          10.  Registration Rights.
               -------------------

          (a) Demand Registration Rights.  The Company covenants and agrees with
              --------------------------
the Underwriters and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 10) that, subject to the availability of audited financial statements which would comply with Regulation S-X under the Act, upon written request of the then Holder(s) of at least a majority of the Warrants or the Registrable Securities, or both, which were originally issued to the Underwriters or their designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, no more than once, a post-effective amendment (the "Amendment") to the Registration Statement, or a new registration statement under the Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the Registrable Securities advising that the Company is proceeding with such Amendment or registration statement, as applicable and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days after receipt of such notice. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Amendment or registration statement as promptly as practicable and for a period of two years thereafter to reflect in the Amendment or registration statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Amendment or registration statement to enable any Holders of the Warrants to exercise such Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said two year period. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering, subject to the Company's approval which shall not be unreasonably withheld.

          (b) Piggyback Registration Rights.  The Company covenants and agrees
              -----------------------------
with the Underwriters and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one year and ending five years after the Effective Date, it proposes to file a registra-tion statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Company's employees or in connection with an acquisition, merger or similar transaction) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to such filing) to the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement all of the Registrable Securities subject to paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". This paragraph is not applicable to a registration statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

               (i) Priority on Primary Registrations.  If a Piggyback
                   ---------------------------------
     Registration includes an underwritten primary registration on behalf of the Company, and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration and the shares of Common Stock entitled to registration rights under that certain Warrant Agreement dated December 11, 1995 (the "Hibernia Shares"), apportioned pro rata among the Holders of Registrable Securities and the holders of the Hibernia Shares, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities requested to be included in such registration, and (C) third, securities of the holders of other securities requesting registration.
              (ii) Priority on Secondary Registrations.  If a Piggyback
                   -----------------------------------
     Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration; (B) second, the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder (provided, that if the person requesting registration is not a holder of Hibernia Shares, the securities to be included in such registration under this clause (B) shall be the Registrable Securities and the Hibernia Shares requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities and the holders of the Hibernia Shares); and (C) third, other securities requested to be included in such registration.

          Notwithstanding the foregoing, if any such underwriter shall consent to such Registrable Securities being included in the Company's registration statement but shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Underwriters. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this Section 10(b) if independent counsel, reasonably satisfactory to counsel for the Company and counsel for the Underwriters, renders an opinion to the Company that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act or otherwise without registration under the Act.

          (c) Other Registration Rights.  In addition to the rights above
              -------------------------
provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement, shall be at the then Holders' cost and expense; provided, however, that if the Company elects to
                           --------  -------
register or qualify additional shares of Common Stock, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a registration statement pursuant to this paragraph (c),
(i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year, or (ii) within 90 days after completion of a public offering by the Company of any of its Common Stock or equity-related securities or (iii) if it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed no longer than 120 days).

          (d) During a period of up to 45 days duration (a Blackout Period), the Holders agree that upon receipt of a notice from the Company of the occurrence of an event which requires the making of any change in a registration statement or related prospectus so that such document will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein, Holders will forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holders shall have received notice from the Company of the end of such delay period and, if applicable, copies of any supplemental or amended prospectus; provided, that the aggregate number of days during which one or more Blackout Periods in effect shall not exceed 90 days during any twelve month period and at least 20 days shall have elapsed between each Blackout Period.

          (e) Action to be Taken by the Company.  In connection with the
              ---------------------------------
registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company agrees to:

               (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event
                                          --------  -------
     shall the Company be obligated to pay (A) any fees and disbursements of counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, (C) any stock transfer taxes attributable to the sale of the Registrable Securities, or (D) upon the exercise of any demand registration right provided for in paragraph (a) of this Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities; and

              (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Underwriters or such Holders shall reasonably request, provided, however, that no qualification shall be
                         --------  -------
     required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject, and to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction.

          (f) Action to be Taken by the Holders.  In connection with the
              ---------------------------------
registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

               (i) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of his or its Registrable Securities; and

              (ii) Such other information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such Registration Statement.

          (g) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall include the Warrants and the Shares, if issued.

          11.  Notices to Holders.
               ------------------

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders
         --------  -------
shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution.

          (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

          12.  Notices.  Any notice pursuant to this Agreement to be given or
               -------
made by the Holder of any Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Warrants and/or the holders of Shares:

                    DSI TOYS, INC.
                    1100 West Sam Houston Parkway (North)
                    Suite A
                    Houston, Texas 77043
                    Attention:  Chairman

          Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

          13.  Governing Law.  This Agreement and each Warrant issued hereunder
               -------------
shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

          14.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                 DSI TOYS, INC.


                                 By:
                                    -----------------------------
                                    Its:
                                        -------------------------

                                 TUCKER ANTHONY INCORPORATED

                                 By:
                                    -----------------------------
                                    Its:
                                        -------------------------


                                 SUTRO & CO. INCORPORATED

                                 By:
                                    -----------------------------
                                    Its:
                                        -------------------------

                                   SCHEDULE I


Name of                        Number of
Underwriter                    Warrants
-----------                    ---------

Tucker Anthony Incorporated      100,000

Sutro & Co. Incorporated         150,000
                                 -------

  Total                          250,000
                                 =======

No.                                                  Warrants
   ----                                         -----

                    VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                              ON ________ __, 2002

                                 DSI TOYS, INC.

                              Warrant Certificate

       THIS CERTIFIES THAT for value received ________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from ________ __, 1998, until 5:00 p.m., New York City time on ________ __, 2002 (the "Warrant Expiration Date"), one hundred fully paid and nonassessable shares of common stock, $0.01 par value per share (the "Common Stock"), of DSI TOYS, INC., a Texas corporation (the "Company"), at the purchase price of $____ per share (as adjusted from time to pursuant to the Warrant Agreement referenced below, the "Exercise Price") upon presentation and surrender at the principal office of the Company or its duly authorized agent of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

       This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of ________ __, 1997 (the "Warrant Agreement") among the Company and Tucker Anthony Incorporated and Sutro & Co. Incorporated, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

       This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

       No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Shares shall have become deliverable as provided in the Warrant Agreement.

       If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period.

       IN WITNESS WHEREOF, DSI TOYS, INC. has caused the signature (or facsimile signature) of its Chairman or its President and its Secretary to be affixed hereon and its corporate seal (or facsimile) to be affixed hereon.

Dated ________ __, 1997

                                 DSI TOYS, INC.

                                 By:
                                    -----------------------------
                                    Its:
                                        -------------------------



Attest:


-------------------------

                                    FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

       FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto ________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

       The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.


Dated: ______________________, ____


                            ---------------------------------
                            Signature

Signature Guaranteed:



                                     NOTICE

       The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  DSI TOYS, INC.

       The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase ______ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security, tax identification or other identifying number


  ------------------------------

  ------------------------------

  ------------------------------
  (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


Please insert social security, tax identification or other identifying number



             -----------------------------

             -----------------------------

             -----------------------------
            (Please print name and address)

Dated: _______________, ____



                              ------------------------------
                              Signature

                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of this
                              Warrant Certificate)

Signature Guaranteed: